Exhibit 27(G)


AMENDMENT NO. I

To Facultative Reinsurance Agreement SANA23489


between


NORTHSTAR LIFE INSURANCE COMPANY (Hereinafter Referred to as the "Company")


and


SWISS RE LIFE & HEALTH AMERICA INC.

(Hereinafter Referred to as "Swiss Re Life & Health")

Except as herein specified, all the terms and conditions of the Facultative Reinsurance Agreement, effective the first day of January, 1998, shall apply hereto, and this Amendment shall be attached to and made part of the aforesaid Agreement and shall have full force and effect so long as the aforesaid Agreement has full force and effect.

It is mutually agreed that effective the first day of January, 2000, Article III (Facultative Reinsurance), Page 4, is hereby voided and replaced with the attached Article III (Facultative Reinsurance), Page 4 - amended.

IN WITNESS WHEREOF, the Company and Swiss Re Life & Health have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.

NORTHSTAR LIFE INSURANCE COMPANY

By: ________________________________________,    _______________________________
               Authorized Officer                            Title



Attest:

By: ________________________________________,    _______________________________
               Authorized Officer                            Title


Date: ______________________________________



SWISS RE LIFE & HEALTH AMERICA INC.

By: ________________________________________,    _______________________________
               Authorized Officer                            Title



Attest:

By: ________________________________________,    _______________________________
               Authorized Officer                            Title


Date: ______________________________________

                                   ARTICLE III

                             FACULTATIVE REINSURANCE

1. If coverage does not qualify for automatic reinsurance under Article II, or if the Company does not care to cede coverage on an automatic basis, it shall seek Swiss Re Life & Health's facultative consideration. Swiss Re Life & Health agrees to accept liability for any claim(s) that arises prior to the date a facultative offer is made or accepted by the Company, provided the following are met:

      a) No more than 120 days has passed since the date of a facultative offer, if such offer has been made, and

      b) The facultative application was, or can be, approved by Swiss Re Life & Health following the underwriting standards for the plan.

                                                          SWISS RE LIFE & HEALTH

AUTOMATIC REINSURANCE AGREEMENT

(GROUP LIFE AND GROUP ACCIDENTAL DEATH AND DISMEMBERMENT BENEFITS -- EXCESS REINSURANCE)


between


NORTHSTAR LIFE INSURANCE COMPANY

Amherst, New York


and


SWISS RE LIFE & HEALTH AMERICA INC.

New York, New York

TABLE OF CONTENTS

ARTICLE         TITLE                                                                           PAGE(S)
-------         -----                                                                           -------
I.              Scope                                                                           1

II.             Automatic Coverage                                                              2 - 3

III.            Facultative Reinsurance                                                         4

IV.             Mode of Cession                                                                 5 - 6

                -         Notification of Automatic Reinsurance

                -         Facultative Submissions

                -         Cession Form

V.              Commencement and Termination of Liability                                       7

VI.             Oversights - Clerical Errors                                                    8

VII.            Plan of Reinsurance                                                             9

VII.            Group Reinsurance Premium Rates                                                 10 - 11

                -         Group Life

                -         Group Accidental Death and Dismemberment

                -         Reinsurance Rate Modification Procedure for All Group Coverages

IX.             Tax Credits                                                                     12

X.              Premium Accounting                                                              13 - 14

                -         Accounting-Following Termination of Agreement or Master Policy

                -         Electronic Data Transmission

XI.             Experience Refunds                                                              15 - 17

XII.            Conversions                                                                     18 - 19

XII.            Reinstatements                                                                  20

XIV.            Reductions                                                                      21

XV.             Recapture/Retention Limit Increases                                             22

XVI.            Reinsurer's Right of Notice of Unusual Practices                                23

XVII.           Claims                                                                          24 - 25

TABLE OF CONTENTS

ARTICLE         TITLE                                                                  PAGE(S)
-------         -----                                                                  -------
XVII.           Inspection of Records ............................................     26

XIX.            Insolvency .......................................................     27 - 28

XX.             Arbitration ......................................................     29

XXI.            Parties to Agreement .............................................     30

XXII.           Right of Offsetting Balances Due .................................     31

XXIII.          DAC Tax ..........................................................     32 - 33

XXIV.           Duration of Agreement ............................................     34

XXV.            Continuations ....................................................     35

                SIGNATURE PAGE ...................................................     36

SCHEDULE

SCHEDULE A      Maximum Limits of Issue if Automatic
                Reinsurance is to Apply ..........................................     37 - 39

SCHEDULE B      Retention ........................................................     40 - 41

SCHEDULE C      Groups Not Eligible for Automatic Reinsurance
                Under this Agreement .............................................     42 - 43

SCHEDULE D      Facultative Submission of Group Life/AD&D Case ...................     44 - 46

SCHEDULE E      Facultative Group Reinsurance Confirmation .......................     47 - 48

SCHEDULE F      Group Life Reinsurance Premiums Rates ............................     49 - 50

SCHEDULE G      Group Life Conversions Reinsurance Statement .....................     51 - 52

SCHEDULE H      Yearly Renewable Term Reinsurance Premium
                Rates for Converted Policies .....................................     53 - 55

                                                          SWISS RE LIFE & HEALTH

THIS AGREEMENT between NORTHSTAR LIFE INSURANCE COMPANY, a corporation organized under the laws of the State of New York, hereinafter referred to as the "Company", and SWISS RE LIFE & HEALTH AMERICA INC., a corporation organized under the laws of the State of New York, hereinafter referred to as "Swiss Re Life & Health", WITNESSETH AS FOLLOWS:

ARTICLE I

Scope

1. On and after the first day of January, 1998, the Company shall reinsure with Swiss Re Life & Health amounts of Group Life (including Supplemental and Voluntary, Short- and Long-Term Farm Credit, Group Universal Life, Variable Group Universal Life) and Accidental Death and Dismemberment Benefits issued directly by the Company, in excess of its retention. Lives becoming actively employed after the effective date of this Agreement shall be included under this Agreement on the dates they become insured as active, full-time employees. A proportionate share of any Disability Benefit (Waiver of Premium or Extended Death) written supplemental to the Life Benefit shall also be reinsured by Swiss Re Life & Health. Reinsurance may be ceded on an automatic basis, as provided in ARTICLE II, or may be ceded facultatively, as provided in ARTICLE III.

2. Swiss Re Life & Health shall reinsure any Accelerated Benefit amounts in excess of the Company's retention.

ARTICLE II

Automatic Coverage

1. Except as provided in paragraph 2, below, whenever the Company issues a Group Life or a Group Accidental Death and Dismemberment Benefit Certificate and retains its maximum risk retention as shown in Schedule B, Swiss Re Life & Health shall automatically accept such benefits in excess of the Company's retention up to the limits shown in Schedule A.

EXCEPTIONS TO AUTOMATIC COVERAGE

2. Unless Swiss Re Life & Health has specifically agreed to such reinsurance in writing, no reinsurance may be ceded automatically, where:

      a. the benefit limits exceed those specified in Schedule A, whether or not the Company is retaining for its own risk the excess over the Schedule A limits;

      b. the type of group is listed in Schedule C as an excluded type of group;

      c. the Group Program permits the selection of coverage amounts by the individual lives insured, except as provided for in Schedule F;

      d. coverage is granted to active employees after age 70 which exceeds 65% of the coverage provided before age 65; however, if the minimum requirements of the Age Discrimination in Employment Act (ADEA) require higher benefits, the reinsurance may be ceded automatically if the ADEA minimum standard are not exceeded;

      e.    the group would require reinsurance on lives after retirement;

      f. the group is underwritten using substantial deviations from the Company's usual underwriting rules (any increase in the Maximum Limit of Issue specified in Schedule A, or a deviation of more than 10% from any other rule or limit of the Company shall constitute a substantial deviation);

      g. the Group Master Policy does not contain an actively-at-work requirement;

      h. disabled lives, who incurred their disability prior to the effective date of the reinsurance on the Group, are to be covered;

      i. Corporate-Owned Life Insurance Benefits/Advanced Market Product Applications are included;

      j. the type of group is an Association or a Multiple Employer Trust, except as provided for in Article I.

ARTICLE III

Facultative Reinsurance

1. If the coverage provided to a Group does not qualify for automatic reinsurance under Article II, or if the Company does not care to cede coverage on an automatic basis, it shall seek Swiss Re Life & Health's facultative consideration of the case. Swiss Re Life & Health shall have no liability under such facultative applications unless it does make an offer of coverage that is accepted by the Company within 120 days of the date the facultative offer is made by Swiss Re Life & Health. Swiss Re Life & Health shall have no liability for any claim(s) of which the Company had notice prior to the date a facultative offer is accepted by the Company.

ARTICLE IV

Mode of Cession

NOTIFICATION OF AUTOMATIC REINSURANCE

1. On automatic reinsurance the Company shall, after completing its papers and approving the risk, promptly forward to Swiss Re Life & Health a written notification of the important details of the risk, including the total volume and number of certificates in the group, the maximum certificate and the individual amounts of Group Life and Group Accidental Death and Dismemberment Benefits to be reinsured with Swiss Re Life & Health.

FACULTATIVE SUBMISSIONS

2. When the Company does submit a risk to Swiss Re Life & Health on a facultative basis, it shall communicate in writing or by telephone the information indicated on Form Number L(GRP)476/5-95 and L(GRP)476a/8-95/D:1 (see SCHEDULE D) and send copies of all papers, including the Master Application, Master Policy, a Certificate, proposal, and any other information which the Company may have relating to the insurability of the risk. Swiss Re Life & Health shall promptly notify the Company of its decision by telephone and will confirm it on Form Number L(GRP)200/11-95 (see SCHEDULE E).

CESSION FORM

3. As outlined in ARTICLE X, after the end of the month in which the first premium has been received by the Company, the Company shall send to Swiss Re Life & Health a premium statement on a form mutually acceptable to the Company and Swiss Re Life & Health. The initial premium statement for a case shall be considered to be the cession form for that case.

4. If copies of papers regarding the insurability of the risk, including the Master Application, were not sent with the reinsurance notification, they shall accompany the first premium statement.

ARTICLE V

Commencement and Termination of Liability

1. On automatic reinsurance coverage, the liability of Swiss Re Life & Health shall commence simultaneously with that of the Company.

2. On facultative reinsurance coverage, the liability of Swiss Re Life & Health shall commence simultaneously with that of the Company provided the Company has accepted a facultative offer from Swiss Re Life & Health within 120 days of the date Swiss Re Life & Health made the facultative offer. Swiss Re Life & Health shall have no liability for any claims reported to the Company prior to the Company's acceptance of a facultative offer made by Swiss Re Life & Health.

3. The liability of Swiss Re Life & Health shall terminate simultaneously with that of the Company unless terminated earlier in accordance with ARTICLES VIII, XV, or XXIV of the Agreement.

4. Neither a merger involving the Company nor the sale of reinsured group business by the Company shall affect the rights of Swiss Re Life & Health as reinsurer, nor shall it constitute termination of liability by the Company purposed of paragraph 3, above. After a merger or sale, the acquiring company may introduce its own retention immediately if its retention is lower than the retention of the original Company. If the retention of the acquiring company is greater than the retention of the original Company, the retention of the original Company will continue to be used under this Agreement for a three-year period following the effective date of the merger or sale. At the end of this three- (3) year period, the acquiring company may introduce its own retention and recapture all amounts up to that retention.

ARTICLE VI

Oversight - Clerical Errors

1. Should the Company fail to cede reinsurance that otherwise would have been ceded on an automatic basis in accordance with the provisions of this Agreement, or should either the Company or Swiss Re Life & Health fail to comply with any of the other terms of this Agreement, and if this is shown to be unintentional and the result of a misunderstanding, oversight, or clerical error on the part of either the Company or Swiss Re Life & Health, then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the position they would have occupied had no such oversight, misunderstanding, or clerical error occurred. Such conditions are to be reported and corrected promptly after discovery.

2. If the Company does discover that it did not cede reinsurance on a group policy or group certificate it should have reinsured automatically under this Agreement, Swiss Re Life & Health shall require the Company to do an audit of its records sufficient to determine if automatic reinsurance was unreported on any other policies or certificates.

ARTICLE VII

Plan of Reinsurance

1. Except as otherwise provided in this Agreement, the reinsurance ceded under this Agreement shall be subject to the same term, conditions, limitations, and restrictions as those contained in the Master Policy issued by the Company.

ARTICLE VIII

Group Reinsurance Premium Rates

GROUP LIFE

1. Swiss Re Life & Health shall coinsure the Company's rate basis including volume, industry and geographic adjustment factors. For the Short- and Long-Term Farm Credit business, Swiss Re Life & Health shall pay its share of commissions, state premium tax and fees, plus an expense allowance of twelve percent (12%) for the first year and renewals. For all other risks ceded under this Agreement, Swiss Re Life & Health shall pay its share of commissions, state premium tax and fees, plus an expense allowance of five percent (5%) for the first year and two percent (2%) for renewals. Premium rates for Supplemental and Voluntary group coverages will be determined using the guidelines shown in SCHEDULE F.

      For Group Universal Life and Variable Group Universal Life, premium shall be based on the reinsurance net amount at risk.

2. The total reinsurance premium payable to Swiss Re Life & Health shall be the reinsurance premium rate per thousand dollars ($1,000) as defined in the previous paragraph, multiplied by the amount of reinsurance and divided by one thousand.

GROUP ACCIDENTAL DEATH AND DISMEMBERMENT

3. Swiss Re Life & Health shall coinsure the Company's rate basis less a 15% ceding allowance.

REINSURANCE RATE MODIFICATION PROCEDURE FOR ALL GROUP COVERAGES

4. Swiss Re Life & Health will notify the Company, in writing, at least ninety (90) days in advance of any modification of the reinsurance premium rates desired by Swiss Re Life & Health, and such modified reinsurance premium rates shall be effective ninety (90) days from such notice unless the Company shall notify Swiss Re Life & Health, in writing, within thirty
      (30) days following receipt of such notice from Swiss Re Life & Health that such modified reinsurance premium rates are not acceptable to the Company. If a mutual agreement between Swiss Re Life & Health and the Company as to proper reinsurance premium rates on any Master Policy reinsured under this Agreement is not reached within sixty (60) days of Swiss Re Life & Health original notification, the reinsurance premium rates then in effect shall continue unchanged, but Swiss Re Life & Health may terminate the reinsurance of such Master Policy upon thirty (30) days' written notice to the Company.

5. If the Company wishes to change the terms of any Master Policy reinsured under this Agreement, the Company shall notify Swiss Re Life & Health of such change(s) at least ninety (90) days prior to the effective date of the change in terms. Within sixty (60) days after receipt of the notice from the Company, Swiss Re Life & Health will advise the Company of any modification in the reinsurance premium rate desired by Swiss Re Life & Health as a result of the Master Policy change(s). The modified reinsurance premium rates shall become effective on the effective date of the Master Policy change unless the Company shall notify Swiss Re Life & Health, in writing, within thirty (30) days that the modification in the reinsurance premium rate is not acceptable to the Company. In such latter event, the reinsurance rate modification shall not become effective, but Swiss Re Life & Health may, within thirty (30) days after receipt of such latter notice, terminate by written notice the reinsurance on the changed Master Policy as of the date of the change in the terms of the Master Policy.

ARTICLE IX

Tax Credits

1. Except in those instances where Swiss Re Life & Health is taxed directly and independently on premiums collected by it from the Company, Swiss Re Life & Health shall reimburse the Company for taxes on reinsurance premiums paid to states that do not allow reinsurance premiums paid to Swiss Re Life & Health by the Company as a deduction in the tax statement of the Company. Such tax reimbursement shall be at an average tax rate unless the Company requests reimbursement at the exact tax rate.

ARTICLE X

Premium Accounting

1. Promptly after the close of each calendar month, the Company shall send to Swiss Re Life & Health statements showing reinsurance premiums due Swiss Re Life & Health, and reinsurance premium overpayments due the Company. If the net balance is in favor of Swiss Re Life & Health, the Company shall remit to Swiss Re Life & Health the amount of such balance with the reinsurance premium statement. If the net balance is in favor of the Company, Swiss Re Life & Health shall remit to the Company the amount of such balance within thirty (30) days after the receipt of the reinsurance premium statement.

2. Separate premium statements shall be prepared for the first five hundred thousand dollars ($500,000) or less of reinsurance coverage per certificate and for the portion of reinsurance coverage in excess of five hundred thousand dollars ($500,000) per certificate.

3. The five hundred thousand dollars ($500,000) and less per certificate statement shall indicate the premium due, the number of lives and total amount of reinsurance currently in force, and the change in the number of lives and amount of reinsurance since the last statement.

4. The statement for portions of reinsurance coverage in excess of five hundred thousand dollars ($500,000) per certificate shall provide the following data on each certificate: insured's name or other identification, date of birth or age and amount of reinsurance.

ACCOUNTING FOLLOWING TERMINATION OF AGREEMENT OR MASTER POLICY

5. Following termination of this Agreement or of any Master Policy reinsured under this Agreement, as long as adjustments continue to be necessary, the Company will, from time to time but not less frequently than quarterly, submit statements to Swiss Re Life & Health supported by the appropriate records. If such statement shall show a balance in favor of Swiss Re Life & Health, the Company shall thereupon remit to Swiss Re Life & Health the amount of such balance. If such statement shall show a balance in favor of the Company, Swiss Re Life & Health shall remit to the Company the amount of such balance within thirty (30) days after receipt of the statement.

ELECTRONIC DATA TRANSMISSION

6. If the Company chooses to report its reinsurance transactions via electronic media, the Company shall consult with Swiss Re Life & Health to determine the appropriate reporting format. Should the Company subsequently desire to make changes in the data format or the code structure, the Company shall communicate such changes to Swiss Re Life & Health prior to the use of such changes in reports to Swiss Re Life & Health.

ARTICLE XI

Experience Refunds

1. Group Life reinsurance ceded under this Agreement for amounts up to and including the pooling point shall be eligible for an experience refund. The experience refund provisions and formula shall be as follows:

2.    Minimum Refund Premium

      Reinsurance earned paid premiums must be at least two hundred thousand dollars ($200,000) in a calendar year.

If at the end of the year, the earned refund premiums paid to Swiss Re Life & Health are less than two hundred thousand dollars ($200,000), the account will be converted to non-refund basis. No experience refund is payable for such year. A loss in a non-refund year will not be carried over.

      POOLING POINT

      The pooling point is $300,000 above the Company's retention.

      RETENTION CHARGE

      The retention charge shall be 4% of the total Group Life reinsurance premium for amounts up to and including the pooling point.

      RETENTION BASIS EXPERIENCE REFUND FORMULA

         ER(T)       =     Experience Refund for the T.
         ER(T)       =     DP(T) - CFRC(T)

DP(T)  =   P(T) - RC(T) - C(T) - IC(T) - CC(T) - COL(T)-1 (1 + i(T-1) ), WHERE:

           DP(T)       is the Distributable Profit for the year T.

           P(T) are reinsurance premiums paid and earned in the year T for reinsurance amounts up to and including the pooling point.

           RC(T) is the retention charge in the year T, according to the retention charge above, i.e., 4% of P(T).

           C(T) are commissions and allowances, if any, paid and earned in the year T for reinsurance amounts up to and including the pooling point.

           IC(T) are incurred refund claim in the year T. IC(T) equals paid claims (up to the pooling point) plus the change in claims in course-of-settlement, plus the change in waiver of premium claims reserves. Incurred but not reported reserves (IBNR) are not included in IC(T).

           CC(T) are conversion charges in the year T (at average rate of 125/M) for life reinsurance amounts up to and including the pooling point.

           COL(T-1)    are carryover losses from prior years.

           i{T-1} is the interest rate credited to the Carryover Losses and is equal to Swiss Re Life & Health's prior year annual statement rate.

           T           is a 12 consecutive month period.

           CFR(T) is the Claim Fluctuation Reserve at end of year T and is equal to CFRT-1(1 + iT-1) + CFRCT. Maximum CFR is $500,000.

           CFRC(T) 100% of DP until a minimum CFR of $300,000 is established. Thereafter, the CFRC is the lesser of 50% of DPT or 10% premiums until the CFR reaches its maximum of $500,000. Thereafter, if the CFR will exceed $500,000, the CFRC will be negative to bring the CFR to its maximum.

3. Swiss Re Life & Health may amend the terms of the experience refund with thirty (30) days' written notice.

4. No experience refund is due on any Group Accidental Death and Dismemberment premiums.

ARTICLE XII

Conversions

1. Should a Group Certificate of Insurance reinsured hereunder be converted to an Individual Insurance Policy, Swiss Re Life & Health shall continue to reinsure its proportionate share of the converted policy under this Agreement as detailed in this Article.

2. The mode of reinsurance on such converted policies will be Yearly Renewable Term (YRT). The reinsured risk amount shall be calculated annually on the policy anniversary and shall equal the face amount reinsured less the cash value on the amount reinsured.

3. Premiums shall be payable annually in advance and until further notice will be at the rates shown in SCHEDULE H. Swiss Re Life & Health guarantees that premium rates for a given attained age shall not exceed the higher of the rate shown in SCHEDULE H for that age or the one-year term rate of the applicable 1980 CSO table at the maximum statutory valuation rate approved in New York State.

4. In any month in which a certificate converts, or a converted policy has an anniversary, the Company will complete and send to Swiss Re Life & Health, along with the appropriate reinsurance premium, a statement in substantial conformity to the Group Life Conversions Reinsurance Statement shown in SCHEDULE G.

5. Should a converted policy terminate on a date other than a policy anniversary, Swiss Re Life & Health will refund the Company an unearned reinsurance premium.

6. If the Company increases its Group retention, it shall not recapture from Swiss Re Life & Health amounts of reinsurance on converted policies proportionate to its increase in retention, unless Swiss Re Life & Health agrees otherwise in writing.

ARTICLE XIII

Reinstatements

1. Should a lapsed Master Policy or group insurance on any individual be reinstated in accordance with the terms of the policy and the rules of the Company, the reinsurance shall be reinstated automatically. Notice of reinstatement shall be sent to Swiss Re Life & Health within a reasonable time after the insurance has been reinstated by the Company. Premiums on reinstated reinsurance shall be payable only to the extent that the Company collects the premiums on such insurance.

ARTICLE XIV

Reductions

1. If insurance on a reinsured life is reduced for any reason, the reinsurance of Swiss Re Life & Health shall be decreased by a like amount. Should the amount of insurance be reduced to an amount less than the retention amount shown in SCHEDULE B, RETENTION FORMULA, the reinsurance provided by Swiss Re Life & Health shall be terminated.

ARTICLE XV

Recapture/Retention Limit Increases

1. If the Company increases its Group retention, it shall have the option of recapturing from Swiss Re Life & Health, upon ninety (90) days' written notice, amounts of in-force reinsurance sufficient to fill its new retention. If the Company elects to recapture, the recapture shall apply to all in-force reinsurance, including retired lives, unless Swiss Re Life & Health agrees otherwise in writing.

2.    Recapture shall not apply to active Waiver-of-Premium claimants.

ARTICLE XVI

Reinsurer's Right of Notice of Unusual Practices

1. In providing reinsurance facilities to the Company under this Agreement, Swiss Re Life & Health has granted the Company considerable authority with respect to automatic binding power, reinstatements, claim settlements, and the general administration of the reinsurance account. To facilitate transactions, Swiss Re Life & Health has required the minimum amount of information and documentation possible, reflecting its utmost faith and confidence in the Company. Swiss Re Life & Health assumes that, except as otherwise notified by the Company, the underwriting, claims and other insurance practices employed by the Company with respect to reinsurance ceded under this Agreement are generally consistent with the customary and usual practices of the insurance industry as a whole. Where the Company does engage in exceptional or uncustomary practices, the Company agrees to make those practices known to Swiss Re Life & Health before assigning any liability to Swiss Re Life & Health with respect to any reinsurance issued under such practices.

ARTICLE XVII

Claims

1. Contractual claim settlements made by the Company shall be unconditionally binding on Swiss Re Life & Health. If the whole risk on any particular claim is carried by Swiss Re Life & Health, Swiss Re Life & Health shall be consulted before admission or acknowledgment of the claim is made by the Company. However, such consultation shall not impair the Company's freedom to determine the proper action on the claim, and the contractual settlement made by the Company shall still be unconditionally binding on Swiss Re Life & Health.

2. The Company shall furnish Swiss Re Life & Health with copies of the proofs of claim, together with any information the Company may possess in connection with the claim. Payment in settlement of the reinsurance under a claim approved and paid by the Company for a life reinsured hereunder shall be made by Swiss Re Life & Health upon receipt of the claim papers.

3. In the case of death claims payable under optional modes of settlement, Swiss Re Life & Health's claim payment shall be made in a lump sum. Such lump sum shall be Swiss Re Life & Health's share of the face amount of the certificate.

4. Swiss Re Life & Health shall share in the expense of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with Swiss Re Life & Health bears to the total net risk of the Company on the total amount of insurance being contested by the Company. Swiss Re Life & Health shall share in the total amount of any savings in the same proportion. Covered claim expenses shall include cost of investigation, legal fees, court costs and interest charges, if any. Compensation of salaried officers and employees shall not be considered covered expenses.

5. Swiss Re Life & Health shall not be liable for any extracontractual damages including, but not limited to, punitive, exemplary, compensatory and consequential damages assessed against the Company.

6. Any savings to the Company due to subrogation or a reimbursement agreement shall be shared with Swiss Re Life & Health in proportion to Swiss Re Life & Health's share of the risk.

ARTICLE XVIII

Inspection of Records

1. Swiss Re Life & Health shall have the right at all reasonable times to inspect at the offices of the Company all books and documents relating to the reinsurance covered by this Agreement.

ARTICLE XIX

Insolvency

1. In the event of the insolvency of the Company, all reinsurance made, ceded, renewed, or otherwise becoming effective under this Agreement shall be payable by Swiss Re Life & Health directly to the Company or to its liquidator, receiver, or statutory successor on the basis of liability of the Company under the contract or contracts reinsured without diminution because of the insolvency of the Company. It is understood, however, that in the event of the insolvency of the Company, the liquidator, receiver, or statutory successor of the insolvent Company shall give written notice of the pendency of a claim against the insolvent Company on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding, and that, during the pendency of such claim, Swiss Re Life & Health may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or to its liquidator or receiver or statutory successor.

2. It is further understood that the expense thus incurred by Swiss Re Life & Health shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company as a result of the defense undertaken by Swiss Re Life & Health. Where two or more assuming insurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the reinsurance agreement as though such expense has been incurred by the Company.

3. In the event of the insolvency of Swiss Re Life & Health or the appointment of receivers therefor, the liability of Swiss Re Life & Health shall not terminate but shall continue with respect to the reinsurance ceded to Swiss Re Life & Health by the Company prior to the date of such insolvency or appointment, and the Company shall have a security interest in any and all sums held by or under deposit in the name of Swiss Re Life & Health.

4. In the event of the insolvency of Swiss Re Life & Health, the Company may terminate this Agreement and recapture all reinsures business with ninety
      (90) days' written notice. Swiss Re Life & Health shall notify the Company in the event of Swiss Re Life & Health's insolvency. If the Agreement is terminated under this Article, Swiss Re Life & Health, its liquidator, receiver or statutory successor will remain liable for any outstanding payments incurred prior to the date of termination.

ARTICLE XX

Arbitration

1. In the event of any difference arising hereafter between the contracting parties with reference to any transaction under the Agreement, the same shall be referred to three arbitrators who must be current or former executive officers of life insurance or life reinsurance companies other than the two parties to this Agreement or their affiliates, each of the contracting companies to appoint one of the arbitrators, and such two arbitrators to select the third. If either party refuses or neglects to appoint an arbitrator within sixty (60) days after receipt of the written request for arbitration, the other party may appoint a second arbitrator.

2. If the two arbitrators fail to agree on the selection of a third arbitrator within sixty (60) days of their appointment, each of them shall name three individuals, of whom the other shall decline two, and the decision shall be made by drawing lots.

3. The arbitrators shall consider this Reinsurance Agreement not merely as a legal document but also as a gentlemen's agreement. They shall decide by a majority vote of the arbitrators. There shall be no appeal from their written decision.

4. Each party shall bear the expense of its own arbitration including its arbitrator and outside attorney fees, and shall jointly and equally bear with the other party the expense of the third arbitrator unless determined otherwise by the arbitrators. Any remaining costs of the arbitration proceedings shall be apportioned by the Board of Arbitrators.

ARTICLE XXI

Parties to Agreement

1. This Agreement is an indemnity reinsurance agreement solely between the Company and Swiss Re Life & Health. The acceptance of reinsurance hereunder shall not create any right or legal relation between Swiss Re Life & Health and the insured, owner, beneficiary, or any other party under any Master Policy or certificate of insurance of the Company reinsured hereunder.

ARTICLE XXII

Right of Offsetting Balances Due

1. The Company and Swiss Re Life & Health shall have, and may exercise at any time, the right to offset any balance or balances due one party to the other, its successors or assigns, against balances due the other party under this Agreement or under any other Agreements or Contracts previously or subsequently entered into between the Company and Swiss Re Life & Health. This right of offset shall not be affected or diminished because of the insolvency of either party to this Agreement.

ARTICLE XXIII

DAC Tax



ELECTION STATEMENT

1. The Company and Swiss Re Life & Health hereby agree to the following pursuant to Section 1.848-2(g) (8) of the Income Tax Regulation issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for 1992 and for all subsequent taxable years for which this Agreement remains in effect.

      A. The term "party" will refer to either the Company or Swiss Re Life & Health as appropriate.

      B. The terms used in this Article are defined by reference to Regulation 1.848-2 in effect December 1992.

      C. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c) (1).

      D. Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

      E. The Company will submit a schedule to Swiss Re Life & Health by May 1st of each year, of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement stating that the Company will report such net consideration in its tax return for the preceding calendar year.

      F. Swiss Re Life & Health may contest such calculation by providing an alternative calculation to the Company by June 1st. If Swiss Re Life & Health does not so notify the Company, the Company will report the net consideration as determined by the Company in the Company's tax return for the previous calendar year.

      G. If Swiss Re Life & Health contests the Company's calculation of the net considerations, the parties will act in good faith to reach an agreement as to the correct amount by July 1st. If the Company and Swiss Re Life & Health reach agreement on an amount of the net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

2. Swiss Re Life & Health and the Company represent and warrant that they are subject to U.S. taxation under Subchapter L of Chapter 1 of the Internal Revenue Code.

ARTICLE XXIV

Duration of Agreement

1. This Agreement shall be unlimited as to its duration, but may be cancelled at any time by either party giving ninety (90) days' notice of cancellation in writing. Swiss Re Life & Health shall continue to accept reinsurance during this ninety- (90) day period and shall remain liable on all reinsurance granted under this Agreement until the end of the ninety-
      (90) day period aforesaid or the earlier termination in accordance with
      Article V, VIII, or XV.

2. At cancellation of this Agreement, Waiver-of-Premium Disabled Lives continue to be reinsured on a non-refund basis.

ARTICLE XXV

Continuations

1. For products containing a portability provision, Swiss Re Life & Health shall reinsure all amounts continued under the policy's portability provision on the same basis it reinsures the active lines for that case. Products that include a portability provision will not automatically be subjected to facultative submission under Article II, Automatic Coverage,
      Section 2, e.

IN WITNESS WHEREOF, the Company and Swiss Re Life & Health have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.

NORTHSTAR LIFE INSURANCE COMPANY

By: ______________________________ ,          _________________________________
          Authorized Officer                  Title



Attest:

By: ______________________________ ,          _________________________________
          Authorized Officer                  Title


Date: ___________________




SWISS RE LIFE & HEALTH AMERICA INC.

By: ______________________________ ,          _________________________________
          Authorized Officer                  Title



Attest:

By: ______________________________ ,          _________________________________
          Authorized Officer                  Title


Date: ___________________

SCHEDULE A










NORTHSTAR LIFE INSURANCE COMPANY'S

MAXIMUM LIMITS OF ISSUE IF AUTOMATIC REINSURANCE IS TO APPLY

SCHEDULE A

NORTHSTAR LIFE INSURANCE COMPANY'S MAXIMUM GUARANTEE ISSUE LIMITS FOR

AUTOMATIC REINSURANCE TO APPLY


I.    LIFE INSURANCE

      A                                    B                     C

      TOTAL VOLUME OF                      GI SCHEDULE(1)        AVERAGE FACTOR(2)
      GROUP LIFE INSURANCE
      10,000,000 to                           550,000            12
      12,500,000

      12,500,000 to                           600,000            12
      15,000,000

      15,000,000 to                           650,000            12
      20,000,000

      20,000,000 to                           700,000            12
      25,000,000

      25,000,000 to                           750,000            12
      30,000,000

      30,000,000 to                           800,000            12
      35,000,000

      35,000,000 to                           900,000            12
      40,000,000

      40,000,000 to                         1,000,000            12
      45,000,000

      45,000,000 to                         1,000,000            12
      50,000,000

      50,000,000 to                         1,000,000            12
      55,000,000

      55,000,000 to                         1,000,000            12
      60,000,000

      60,000,000 to                         1,000,000            12
      65,000,000

      65,000,000 to                         1,000,000            12
      70,000,000

      70,000,000 and over                   1,000,000            12


(1) This schedule is applicable to both noncontributory and standard single-choice contributory plans where 60% minimum participation is required.

(2) The GI maximum is the lesser of the GI Schedule amount (Column B) or the product of the average factor times the average certificate. In determining the average certificate, use no more than one-half of the appropriate GI Schedule amount on any one life.

II.   AD&D INSURANCE

     A                                    B                     C

     TOTAL VOLUME OF                      GI SCHEDULE(1)        AVERAGE FACTOR(2)
     GROUP LIFE INSURANCE
     2,500,000 to 3,000,000                  225,000            10

     3,000,000 to 3,500,000                  250,000            10

     3,500,000 to 4,000,000                  275,000            11

     4,000,000 to 4,500,000                  300,000            11

     4,500,000 to 5,000,000                  325,000            12

     5,000,000 to 6,000,000                  350,000            12

     6,000,000 to 7,000,000                  375,000            12

     7,000,000 to 8,000,000                  400,000            12

     8,000,000 to 9,000,000                  425,000            12

     9,000,000 to 10,000,000                 465,000            12

     10,000,000 to 12,500,000                550,000            12

     12,500,000 to 15,000,000                600,000            12

     15,000,000 to 20,000,000                650,000            12

     20,000,000 to 25,000,000                700,000            12

     25,000,000 to 30,000,000                750,000            12

     30,000,000 to 35,000,000                800,000            12

     35,000,000 to 40,000,000                900,000            12

     40,000,000 to 45,000,000              1,000,000            12

     45,000,000 to 50,000,000              1,000,000            12

     50,000,000 to 55,000,000              1,000,000            12

     55,000,000 to 60,000,000              1,000,000            12

     60,000,000 to 65,000,000              1,000,000            12

     65,000,000 to 70,000,000              1,000,000            12

     70,000,000 and over                   1,000,000            12

(1) This schedule is applicable to both noncontributory and standard single-choice contributory plans where 60% minimum participation is required.

(2) The GI maximum is the lesser of the GI Schedule amount (Column B) or the product of the average factor times the average certificate. In determining the average certificate, use no more than one-half of the appropriate GI Schedule amount on any one life.

SCHEDULE B










RETENTION

SCHEDULE B


NORTHSTAR LIFE INSURANCE COMPANY'S MAXIMUM RETENTION LIMITS FOR GROUP LIFE AND GROUP ACCIDENTAL DEATH AND DISMEMBERMENT



    Group Life                                          $200,000

    Group Accidental Death and Dismemberment            $200,000


The Company's retention shall apply separately to each certificate amount or individual policy amount issued to any life covered under the terms of this Agreement. Multiple certificates or policies shall not be totaled and offset by one retention.

SCHEDULE C











GROUPS NOT ELIGIBLE FOR AUTOMATIC REINSURANCE UNDER THIS AGREEMENT

SCHEDULE C

GROUPS NOT ELIGIBLE FOR AUTOMATIC REINSURANCE UNDER THIS AGREEMENT




1.    Sports Teams

2.    Airlines

3.    Mining

4.    Oil and Gas (Exploration, Production, Refining)

5.    Chemical Processing

SCHEDULE D








FACULTATIVE SUBMISSION OF GROUP LIFE/AD&D CASE

Facultative Submission of Group Life/AD&D Case                  SWISS RE AMERICA

                                                  Swiss Re Life Company America
SCHEDULE D                                        237 Park Avenue
Underwriting Worksheet Page 1 of 2                New York, N.Y. 10017
-------------------------------------------------------------------------------
Ceding company name                                               Date
-------------------------------------------------------------------------------
Ceding company contact                                          Underwriter
-------------------------------------------------------------------------------
Type of contact  [ ]Telephone       [ ]Correspondence          [ ]In-person
-------------------------------------------------------------------------------
Name of group
-------------------------------------------------------------------------------
Location
-------------------------------------------------------------------------------
Industry
-------------------------------------------------------------------------------
Coverages:  [ ]      Group Life  [ ]      AD&D  [ ]     CC   [ ]    Other  [ ]
-------------------------------------------------------------------------------
Group Life volume : Gross:
                           $             Reinsurance $             No. of lives
-------------------------------------------------------------------------------
AD&D
     [ ] Volume same as Group Life or, if not: gross $            Reinsurance $

     [ ] 24 hour        [ ] Nonoccupational
-------------------------------------------------------------------------------
Underwriting decision:
           [ ] Approved        [ ] Declined      [ ] Further information needed
-------------------------------------------------------------------------------
Checklist of other information to note below and on attachment

[ ] Plan of insurance                [ ] Hazardous occupations                               [ ]  Reasons for movement
[ ] Age/retirement reductions        [ ] Retro (prior approval needed?)                      [ ]  Reinsurance terms
[ ] Top 25 amounts and ages          [ ] Current coverage: carrier, plan, rates, experience  [ ]  Air travel (normal business only?)
[ ] Contributory or noncontributory  [ ] Rates: manual, to be quoted, other carrier quotes   [ ]

-------------------------------------------------------------------------------
Comments and other information:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                                       Date paid
-------------------------------------------------------------------------------
                                       45
       Distribution: White = Pending UW File, Canary = Permanent UW file,
             Pink = Swiss Re Life Company America, Gold = W. Burns

Facultative Submission of Group Life/AD&D Case                 SWISS RE AMERICA
Underwriting Worksheet

SCHEDULE D                                                          Page 2 of 2
-------------------------------------------------------------------------------
Ceding company name                                            Date

-------------------------------------------------------------------------------
                                     CENSUS

Item       Age/YOB      Amount                 Item       Age/YOB      Amount

 1                                              14
----------------------------------            ----------------------------------
 2                                              15
----------------------------------            ----------------------------------
 3                                              16
----------------------------------            ----------------------------------
 4                                              17
----------------------------------            ----------------------------------
 5                                              18
----------------------------------            ----------------------------------
 6                                              19
----------------------------------            ----------------------------------
 7                                              20
----------------------------------            ----------------------------------
 8                                              21
----------------------------------            ----------------------------------
 9                                              22
----------------------------------            ----------------------------------
10                                              23
----------------------------------            ----------------------------------
11                                              24
----------------------------------            ----------------------------------
12                                              25
----------------------------------            ----------------------------------
13                                            TOTAL
--------------------------------------------------------------------------------
                          GUARANTEED ISSUE CALCULATIONS
--------------------------------------------------------------------------------
(a) Total top 25
--------------------------------------------------------------------------------
(b) Total all other
--------------------------------------------------------------------------------
(c) Grand total case
--------------------------------------------------------------------------------
(d) Reduction in (a) *
--------------------------------------------------------------------------------
(e) 12% x [(a) - (d)]
--------------------------------------------------------------------------------
(f) 3% x (b)
--------------------------------------------------------------------------------
(g) G.I.L. = (e) + (f)
--------------------------------------------------------------------------------
(h) Amounts top 25 above age 60
--------------------------------------------------------------------------------
(i) Underwriting judgement of G.I.L. **
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
*Total of amounts in (a) that exceed $100M or, if number of lives is over 200, total of amounts in (a) that exceed $500 x number of lives (with maximum of $200M).

** Consideration should be given to age reduction, amounts above age 60, amounts on top lives, special hazards, etc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SCHEDULE E









FACULTATIVE GROUP REINSURANCE CONFIRMATION

FACULTATIVE GROUP REINSURANCE                                  SWISS RE AMERICA
CONFIRMATION

                                                  Swiss Re Life Company America
SCHEDULE E                                        237 Park Avenue
                                                  New York, N.Y. 10017
--------------------------------------------------------------------------------
Ceding company name
--------------------------------------------------------------------------------
Ceding company contact
--------------------------------------------------------------------------------
Type of contact
                [ ] Telephone      [ ] Correspondence       [ ] In-person
--------------------------------------------------------------------------------
Name of group
--------------------------------------------------------------------------------
Location
--------------------------------------------------------------------------------
Coverages:
[ ] Group Life  [ ] AD&D   [ ] Common carrier  [ ] Other (explain in "comments")
--------------------------------------------------------------------------------
Reinsurance
--------------------------------------------------------------------------------
[ ] Excess              Non medical limit                 $
                                                           --------------------
                        Ceding company retention          $
                                                           --------------------
[ ] Quota Share
                        Non medical limit                 $
                                                           --------------------
                        Percentage to be reinsured                            %
                                                           --------------------
[ ] Other (explain in "comments")
--------------------------------------------------------------------------------
Comments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SRA underwriter signature                                     Date
--------------------------------------------------------------------------------


                                       48
        Distribution: White = Ceding company contract, Canary = Pending,
                      Pink = W. Burns, Gold = M. Jankunis

SCHEDULE F









UNDERWRITING GUIDELINES FOR SUPPLEMENTAL AND VOLUNTARY GROUP COVERAGES

SCHEDULE F

UNDERWRITING GUIDELINES FOR SUPPLEMENTAL AND VOLUNTARY GROUP COVERAGES FOR AUTOMATIC REINSURANCE TO APPLY



Combined supplemental and basic maximum not to exceed Guaranteed Issue Schedule
A.

                                                                                               REINSURANCE
PARTICIPATION     CHOICES      UNDERWRITING                          REINSURANCE               PRICING
60% +             No           All Guaranteed Issue                  Excess                    Coinsurance
40 - 59%          No           All Guaranteed Issue                  Excess                    Coinsurance + 15%
20 - 39%          No           All Guaranteed Issue                  Modified Excess           Coinsurance(2)
LT 20%            No           All Guaranteed Issue                  Facultative               Coinsurance(2)
                                                                     Quota Share
60% +             Yes          All Guaranteed Issue                  Excess                    Coinsurance + 15%
40 - 59%          Yes          All Guaranteed Issue                  Modified Excess(1)        Coinsurance(2)

LT 40%            Yes          All Guaranteed Issue                  Facultative               Coinsurance(2)
                                                                     Quota Share
60% +             Yes          1st Choice Guaranteed                 Excess                    Coinsurance
                               Issue and then Simplified
                               Issue
40 - 59%          Yes          "        "        "                   Excess                    Coinsurance + 15%
20 - 39%          Yes          "        "        "                   Modified Excess(1)        Coinsurance(2)
LT 20%            Yes          "        "        "                   Facultative               Coinsurance(2)
                                                                     Quota Share
All Levels        Yes or
                  No           All Simplified Issue                  Excess                     Coinsurance

(1) Modified Excess - Generally Swiss Re Life & Health reinsures 50% of amounts in excess of $50,000 until the Company's retention has been met, and then 100% of the excess.

(2) Coinsurance - Reinsurance pricing based on the Company's gross rate basis. Swiss Re Life & Health pays its share of commissions and premium taxes plus expense allowance on new business of 5% first year and 2% for renewal years and on in-force business of 2% all years.

SCHEDULE G













GROUP LIFE CONVERSIONS REINSURANCE STATEMENT

                                                                      SCHEDULE G


Group Life Conversions Reinsurance Statement                   SWISS RE AMERICA
-------------------------------------------------------------------------------
Ceding Company                          State           Mode of premium payment
-------------------------------------------------------------------------------
Report for premiums due to ceding company               Date report made to SRA
in the month of
-------------------------------------------------------------------------------

Name of Insured and
Individual Policy Number    Group Name     Sex          Date of Birth        Policy Type       Transaction         Issue Date
                                                           (see *)           (see **)
-----------------------------------------------------------------------------------------------------------------------------------
                                       [ ] M [ ] F
-----------------------------------------------------------------------------------------------------------------------------------
                                       [ ] M [ ] F
-----------------------------------------------------------------------------------------------------------------------------------
                                       [ ] M [ ] F
-----------------------------------------------------------------------------------------------------------------------------------
                                       [ ] M [ ] F
-----------------------------------------------------------------------------------------------------------------------------------
                                       [ ] M [ ] F
-----------------------------------------------------------------------------------------------------------------------------------
                                       [ ] M [ ] F
-----------------------------------------------------------------------------------------------------------------------------------
                                       [ ] M [ ] F
-----------------------------------------------------------------------------------------------------------------------------------
                                       [ ] M [ ] F
-----------------------------------------------------------------------------------------------------------------------------------
                                       [ ] M [ ] F
-----------------------------------------------------------------------------------------------------------------------------------
                                       [ ] M [ ] F
-----------------------------------------------------------------------------------------------------------------------------------
                                       [ ] M [ ] F
-----------------------------------------------------------------------------------------------------------------------------------

                                           Swiss Re Life Company America
                                           237 Park Avenue
                                           New York, N.Y. 10017

In-force last statement             *[ ] Term     **[ ] N - New             [ ] RE - Reinstatement
Lives                                [ ] W.L.       [ ] R - Renewal         [ ] C - Change
Reins. Volume                        [ ] U.L.       [ ] T - Termination

                                                                                 Substan-       Flat
Current       Original        Group           Converted                           dard          Extra         Net Rein-
Premium        Group          Amount          Amount           Reinsurance        Rating        Premium        surance
Due            Amount       Converted        Reinsured         Rate              (if any)       (if any)       Premium
Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

SCHEDULE H












YEARLY RENEWABLE TERM REINSURANCE PREMIUMS FOR CONVERTED POLICIES

SCHEDULE H

Premiums for $1,000 of Risk Premium Reinsurance

Standard Male Non-Refund

AGE NEAREST BIRTHDAY

ATTAINED                     ATTAINED                     ATTAINED
AGE          YRT RATE        AGE           YRT RATE       AGE              YRT RATE
0               4.00         45               4.60         73                43.80
1-18            1.30         46               5.00         74                47.20
19              1.30         47               5.40         75                50.90
20              1.40         48               5.90         76                54.80
21              1.40         49               6.50         77                58.70
22              1.50         50               7.00         78                63.00
23              1.50         51               7.50         79                67.00
24              1.50         52               8.00         80                71.00
25              1.50         53               8.70         81                76.00
26              1.60         54               9.30         82                82.00
27              1.60         55              10.00         83                90.00
28              1.70         56              10.90         84               102.00
29              1.70         57              11.80         85               115.00
30              1.80         58              12.90         86               129.00
31              1.80         59              13.95         87               144.00
32              1.90         60              15.10         88               159.00
33              1.90         61              16.40         89               174.00
34              1.90         62              17.80         90               190.00
35              2.00         63              19.30         91               210.00
36              2.10         64              21.00         92               230.00
37              2.20         65              22.80         93               250.00
38              2.40         66              24.80         94               275.00
39              2.50         67              26.90         95               300.00
40              2.80         68              29.30         96               325.00
41              3.00         69              31.80         97               350.00
42              3.40         70              34.50         98               375.00
43              3.70         71              37.40         99               400.00
44              4.20         72              40.50

NRN-6042

FEMALE RATES

Rates for females equal the rates for males two years younger, except that rates for females 0-18 equal the rates for males of the same ages, and rates for females 19-20 equal those for males age 18.

SCHEDULE H

Premiums for $1,000 of Risk Premium Reinsurance

Standard Male Non-Refund

AGE LAST BIRTHDAY

ATTAINED                   ATTAINED                   ATTAINED
AGE         YRT RATE       AGE         YRT RATE       AGE             YRT RATE
0               4.00       45            4.80          73              45.50
1-18            1.30       46            5.20          74              49.05
19              1.35       47            5.65          75              52.85
20              1.40       48            6.20          76              56.75
21              1.45       49            6.75          77              60.85
22              1.50       50            7.25          78              65.00
23              1.50       51            7.75          79              69.00
24              1.50       52            8.35          80              73.50
25              1.55       53            9.00          81              79.00
26              1.60       54            9.65          82              86.00
27              1.65       55           10.15          83              96.00
28              1.70       56           11.05          84             108.50
29              1.75       57           12.35          85             122.00
30              1.80       58           13.43          86             136.50
31              1.85       59           14.53          87             151.50
32              1.90       60           15.75          88             166.50
33              1.90       61           17.10          89             182.00
34              1.95       62           18.55          90             200.00
35              2.05       63           20.15          91             220.00
36              2.15       64           21.90          92             240.00
37              2.30       65           23.80          93             262.50
38              2.45       66           25.85          94             287.50
39              2.65       67           28.10          95             312.50
40              2.90       68           30.55          96             337.50
41              3.20       69           33.15          97             362.50
42              3.55       70           35.95          98             387.50
43              3.95       71           38.95          99             412.50
44              4.40       72           42.15

NRN-6042

FEMALE RATES

Rates for females equal the rates for males two years younger, except that rates for females 0-18 equal the rates for males of the same ages, and rates for females 19-20 equal those for males age 18.

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